Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, in his capacity as the Chief Executive Officer of Cysive, Inc., a Delaware corporation (the “Company”), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Nelson A. Carbonell, Jr. Nelson A. Carbonell, Jr. Chief Executive Officer

November 14, 2003

Note:	A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.